SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 7, 1998


                           BERLITZ INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


    NEW YORK                         1-10390                       13-355-0016
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(State or other                   Commission File                    (I.R.S.
 jurisdiction                         Number                        Employer
 of incorporation)                                                Identification
                                                                     Number)

              400 ALEXANDER PARK, PRINCETON, NEW JERSEY 08540-6306
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                    (Address of principal executive offices)

                                 (609) 514-9650
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               Registrant's telephone number, including area code

                                 NOT APPLICABLE
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               Former name, former address and former fiscal year,
                          if changed since last report

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ITEM 5. OTHER EVENTS.

         On October 7, 1998, Berlitz International, Inc. ("Berlitz" or the "Company") announced that it had entered into a definitive investment agreement, dated as of October 2, 1998, with Apollo Management IV, L.P. and its affiliates (together, "Apollo"), a private investment firm. As part of the investment, Apollo will purchase $100 million of convertible debentures from the Company. In addition, Benesse Holdings International, Inc. ("Benesse Holdings"), the Company's largest shareholder, will purchase $55 million of convertible debentures on similar terms. In a separate transaction, Berlitz has agreed to issue to Benesse Holdings a $50 million subordinated note. Proceeds from the sale of the convertible debentures, as well as proceeds from the note issuance, will be used to retire all of the Company's existing funded indebtedness.

         The Apollo and Benesse Holdings investments were unanimously approved by the Company's board of directors. The issuance of the convertible debentures is subject to a shareholder vote, and proxy materials are expected to be mailed to Berlitz shareholders within the next 60 days. In connection with the investments, Benesse Corporation, on behalf of its wholly owned subsidiary Benesse Holdings, has agreed with Apollo to vote Benesse Holdings' shares in favor of the transaction.

         Assuming conversion of all of the debentures (at the conversion price of $33.05) issued in the transaction, Apollo would own approximately 20% of the outstanding common stock of Berlitz and Benesse Holdings' ownership would be reduced from approximately 73% to approximately 60% of the outstanding common stock of Berlitz. Upon closing of the issuance of the convertible debentures, Berlitz will expand its board of directors and will ask Mr. Antony Ressler and Mr. Laurence Berg, both senior partners of Apollo, to join the Company's board of directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1 Purchase Agreement (for $100 million 5% Convertible Exchangeable Subordinated Debentures due 2010, Series A), dated as of October 2, 1998, between Berlitz International, Inc., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

         99.2 Purchase Agreement (for $55 million 5% Convertible Exchangeable Subordinated Debentures due 2010, Series B), dated as of October 2,

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                  1998, between Berlitz International, Inc., and Benesse
                  Holdings International, Inc.

         99.3 Registration Rights Agreement, dated as of October 2, 1998, between Berlitz International, Inc., and Apollo Management IV, L.P. on behalf of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

         99.4 Registration Rights Agreement, dated as of October 2, 1998, between Berlitz International, Inc., and Benesse Holdings International, Inc.

         99.5 Investors Agreement between Berlitz International, Inc., and Apollo Management IV, L.P. on behalf of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

         99.6 Voting Agreement, dated as of October 2, 1998, between Benesse Corporation, and Apollo Management IV, L.P. on behalf of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

         99.7 Commitment Letter, dated October 2, 1998, from Benesse Holdings International, Inc. to the Company.

         99.8     Press release of the Company, dated October 7, 1998.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             BERLITZ INTERNATIONAL, INC.


Dated: October 9, 1998                       By: /s/ Henry D. James
                                             ----------------------
                                             Henry D. James
                                             Executive Vice President and
                                             Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit
No.      Description                                                    Page No.
-------  -----------                                                    --------

99.1     Purchase Agreement (for $100 million 5% Convertible
         Exchangeable Subordinated Debentures due 2010, Series A), dated as of October 2, 1998, between Berlitz International, Inc., Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

99.2     Purchase Agreement (for $55 million 5% Convertible
         Exchangeable Subordinated Debentures due 2010, Series B), dated as of October 2, 1998, between Berlitz International, Inc., and Benesse Holdings International, Inc.

99.3 Registration Rights Agreement, dated as of October 2, 1998, between Berlitz International, Inc., and Apollo Management IV, L.P. on behalf of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

99.4 Registration Rights Agreement, dated as of October 2, 1998, between Berlitz International, Inc., and Benesse Holdings International, Inc.

99.5 Investors Agreement between Berlitz International, Inc., and Apollo Management IV, L.P. on behalf of Apollo Investment Fund IV, L.P. and Apollo Overseas Partners, IV, L.P.

99.6 Voting Agreement, dated as of October 2, 1998, between Benesse Corporation, and Apollo Management IV, L.P. on behalf of
         Apollo Investment Fund IV, L.P. and Apollo Overseas Partners,
         IV, L.P.

99.7     Commitment Letter, dated October 2, 1998, from Benesse
         Holdings International, Inc. to the Company.

99.8     Press release of the Company, dated October 7, 1998.

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